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                                                                  Exhibit 2.1




                                                                  EXECUTION COPY


                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT, dated as of October 23, 1997 (the "Agreement"), by and among ALLAN W. GRAY, a resident of Lancashire, England ("Gray"), PHILIP J. BIRD, a resident of Cheshire, England ("Bird"), TOM P.C. REYNOLDS, a resident of Warrington, England ("Reynolds"), and C.G. SUMMERS, a resident of Surrey, England ("Summers"), and LANCASHIRE ENTERPRISES VENTURE FUND, a limited partnership formed under the laws of England and Wales ("Lancashire") (Gray, Bird, Reynolds and Summers are sometimes referred to herein as the "Management Sellers," and the Management Sellers and Lancashire are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller") and HARBINGER CORPORATION, a Georgia corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Sellers own all the issued and outstanding ordinary shares and cumulative participating preferred ordinary shares (collectively, the "Ordinary Shares"), and 8% cumulative redeemable preference shares (the "Preference Shares" and together with the Ordinary Shares, the "Shares"), of API Systems Limited, a company formed under the laws of England and Wales (Reg. No. 2942785) ("Company"), being all of the outstanding share capital of Company;

         WHEREAS, Company is engaged in the business of provision of information technology worldwide (the "Business");

         WHEREAS, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer, all of the issued and outstanding Shares upon the terms and subject to conditions set forth herein (the "Transaction"); and

         WHEREAS, the parties desire that the Transaction be accounted for under the pooling-of-interests method of accounting;

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants, agreements, representation and warranties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                         SALE OF SHARE CAPITAL; CLOSING

         Section 1.1. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements set forth herein, Buyer hereby purchases from Sellers and Sellers hereby sell, convey and assign to Buyer all of the Shares, which Shares constitute all of the issued and outstanding share capital of Company.


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         Section 1.2. Purchase Price. In consideration of the sale of the
Shares, and the representations, warranties, covenants and agreements of Sellers set forth herein, Buyer is paying and will issue to Sellers that number of shares of the common stock, par value $.0001 per share, of Buyer ("Buyer's Common Stock"), equal to U.S. $11,725,250 divided by the Average Closing Price. For purposes of this Agreement, the "Average Closing Price" shall be the arithmetic average of the closing price per share of Buyer's Common Stock in U.S. dollars, as reported on the Nasdaq National Market, for each of the twenty
(20) consecutive trading days ending on the trading day immediately prior to the Closing Date (as hereinafter defined). The shares of Buyer's Common Stock issued to the Sellers pursuant to this Section 1.2 shall be referred to as the "Harbinger Shares." Subject to Section 1.3 below, Buyer shall deliver to Sellers at Closing certificates representing the Harbinger Shares in the amounts and proportions indicated on Exhibit A hereto, registered in such names and in such denominations as designated thereon.

         Section 1.3. Deposit of Shares in Escrow. Upon issuance of the certificates representing the Harbinger Shares, Management Sellers shall deliver into escrow stock certificates representing 10% of the total number of Harbinger Shares issued to Management Sellers pursuant to the terms of an Escrow Agreement in the form Exhibit B hereto. The Escrow Agreement sets forth the conditions under which the Escrow Shares shall be delivered to Sellers or Buyer.

         Section 1.4. Closing. The Closing of the purchase and sale of the Shares (the "Closing") is being held contemporaneously with the execution and delivery of this Agreement at the offices of the Company, Quay West, Trafford Wharf Road, Wharfside, Manchester, England M17 1HH, at 11:00 a.m., local time, on the date hereof, or such other place and such other time as the parties shall agree. The date of the Closing is referred to as the "Closing Date."

         Section 1.5. Further Assurances. Sellers from time to time after the Closing, at Buyer's request, will execute and acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably request in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Shares. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         Section 1.6. Fractional Shares. No scrip or fractional shares of Buyer's Common Stock shall be issued in the Transaction. All fractional shares of Buyer's Common Stock to which a Seller immediately prior to the Closing would otherwise be entitled pursuant to this Agreement shall be aggregated. If a fractional share results from such aggregation, a Seller shall be entitled to receive from Buyer an amount in cash in lieu of such fractional share, based on the Average Closing Price.


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         Section 1.7  Waiver of Preemption. Each of the Sellers hereby irrevocably waives all and any rights of preemption which he may have under the Articles of Association of the Company or otherwise.

                                   ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES OF
                         COMPANY AND MANAGEMENT SELLERS

         With such exceptions as are set forth in a letter (the "Seller Disclosure Letter") signed and delivered by Sellers to Buyer immediately prior to the execution hereof and attached hereto as Exhibit C, each Management Seller hereby severally represents and warrants to Buyer as follows:

         Section 2.1. Organization. Each of Company and the Company Subsidiaries (as defined in Section 2.5 below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company and each of the Company Subsidiaries is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a Company Material Adverse Effect (as defined below). A "Company Material Adverse Effect" means any event, condition or change which materially and adversely affects or could reasonably be expected to materially and adversely affect the assets, liabilities, financial results of operations, financial condition, business or prospects of Company or any Company Subsidiary. Company has made available to Buyer accurate and complete copies of the Memorandum and Articles of Incorporation or other governing documents, as currently in effect, of Company and each of the Company Subsidiaries, and has made available to Buyer the minute books and stock records of each thereof. The Seller Disclosure Letter contains a true and correct list of the jurisdictions in which Company or any of the Company Subsidiaries is qualified to do business as a foreign corporation. The Company and the Company Subsidiaries have each complied in all material respects with their respective Memorandum and Articles of Association.

         Section 2.2. Authorization. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding agreement of each of the Sellers, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 2.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Memorandum and Articles of Incorporation or other governing documents of Company or any of



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the Company Subsidiaries, (ii) any Company Material Contract (as defined in
Section 2.10 hereof), (iii) any judgment, decree or order of any court or governmental authority or agency to which any of the Sellers, Company or any of the Company Subsidiaries is a party or by which any of the Sellers, Company or any of the Company Subsidiaries or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to any of the Sellers, Company or any of the Company Subsidiaries, so as, in the case of Company or the Company Subsidiaries, to have in the case of subsections (ii) through (iv) above, a Company Material Adverse Effect. Except for compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable United Kingdom securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Company or any of the Company Subsidiaries is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated by this Agreement by Sellers, the failure to obtain which would have a Company Material Adverse Effect.

         Section 2.4. Capitalization. The authorized share capital of Company consists of 70,000 ordinary shares, 30,000 cumulative participating preferred ordinary shares, and 170,000 8% cumulative redeemable preference shares. At the date of this Agreement, there were issued and outstanding 70,000 ordinary shares, 30,000 cumulative participating preferred ordinary shares and 85,000 8% cumulative redeemable preference shares. At the date of this Agreement, there were no other shares of share capital of Company authorized. Each share of Company Shares outstanding at the date of this Agreement is duly authorized, validly issued, fully paid and nonassessable free of preemptive rights, and is owned by Sellers. Each Seller owns of record and beneficially the number of shares of Company Shares issued and outstanding as set opposite the name of such Seller in the Seller Disclosure Letter, and the Seller Disclosure Letter sets forth for each Seller the percentage of Company Shares owned by such Seller (referred to elsewhere herein as such Seller's "Percentage Interest"); such Seller owns all rights, title and interest in and to such shares, free and clear of all liens (including those for estate or inheritance taxes), claims, pledges, options, rights of refusal or similar rights or other transfer restrictions or adverse claims and charges of any nature whatsoever (including any arising from existing or threatened litigation, but excluding transfer restrictions that may arise from applicable securities laws); and such Seller's transfer of his shares to Buyer pursuant to this Agreement will pass to Buyer all rights, title and interest to and in such shares free of any lien or any adverse interest, claim or charge whatsoever. The shares owned by each Seller were obtained by such Seller in transactions in full compliance with applicable securities laws, and each Seller has the exclusive right to vote the shares. Except as set forth above or in the Seller Disclosure Letter, there are no shares of share capital of Company outstanding, and there are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Company to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the share capital or other securities of Company or obligating Company to grant, extend or enter into any such agreement or commitment. No prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature with respect to the share capital or equity interests of Company, or any corporation or organization which has been merged into Company,



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has given or may give rise to any valid claim or action by any person which is enforceable against Company or any of its affiliates and, to the best knowledge of the Management Sellers, no fact or circumstance exists which could give rise to any such right, claim or action on behalf of any person.

         Section 2.5. Subsidiaries. The Seller Disclosure Letter sets forth a true and complete list of all (i) corporations or other entities of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned by Company, and (ii) partnerships or limited liability companies in which Company or a Company Subsidiary (as defined below) is (A) a general or limited partner or member or other owner and (B) entitled to receive more than 50% of the assets of any such partnership or such limited liability company on such partnership's or limited liability company's dissolution (collectively, the "Company Subsidiaries"), the jurisdiction in which each Company Subsidiary is incorporated or organized and all shares of share capital or of the ownership interests authorized, issued and outstanding of each Company Subsidiary. The outstanding shares of share capital or other equity interest of each Company Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of share capital or other equity interest of each Company Subsidiary owned by Company or any Company Subsidiary are set forth in the Seller Disclosure Letter and are owned by Company, directly or indirectly, free and clear of all liens, encumbrances, equities or claims. The Seller Disclosure Letter also sets forth a true and complete list of all corporations, partnerships, limited liability companies, and other entities in which Company or a Company Subsidiary owns an equity interest having a value in excess of U.S. $10,000, other than the Company Subsidiaries or any mutual funds or publicly traded companies. All shares of share capital or other equity interest of each such entity are set forth in the Seller Disclosure Letter and are owned by Company or a Company Subsidiary, as applicable, free and clear of all liens, encumbrances, equities or claims.

         Section 2.6. Financial Statements. Sellers have made available to Buyer
(i) the audited consolidated profit and loss account of Company and its subsidiaries (to the extent that any such subsidiary existed as of such date) and balance sheets and consolidated balance sheets as of December 31, 1996 and 1995 and the related audited consolidated profit and loss account for the respective fiscal years then ended, including the notes thereto, examined by and accompanied by the report of Latham Crossley & Davis, chartered accountants ("Company Accountants"), and (ii) the audited consolidated profit and loss account of Company and its subsidiaries (to the extent that any such subsidiary existed as of such date) and balance sheet and consolidated balance sheet (the "Interim Balance Sheet") as of September 30, 1997 and the related audited consolidated profit and loss account for the nine month period then ended, including the notes thereto, examined by and accompanied by the report of KPMG Peat Marwick LLP, chartered accountants. All of the foregoing financial statements are collectively referred to as the "Company Financial Statements." The Company Financial Statements have been prepared from, and are in accordance with, the books and records of Company and its combined subsidiaries and, as applicable, give a true and fair view and present fairly the financial position, results of operations and changes in stockholders' equity of Company and its combined subsidiaries as of the dates and for the periods indicated, in each case in conformity with applicable Accounting



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Standards, consistently and reasonably applied throughout the periods covered thereby. As of the Closing Date, Company shall have no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations that arise or have arisen in the ordinary course of business which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected in and adequately provided for on the Interim Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of Company which alone or in the aggregate would not have a Company Material Adverse Effect. The Interim Balance Sheet contains all of the assets of the Company necessary to run the Business in the same manner after the Closing Date as before September 30, 1997. The Seller Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5), except those classified as "remote" (a "Loss Contingency") of Company exceeding U.S. $10,000 in the case of any single Loss Contingency or U.S. $100,000 in the case of all Loss Contingencies.

         Section 2.7. Absence of Certain Changes.

                  (a) Since September 30, 1997, there has not been (i) any change in the assets, liabilities, results of operations, financial condition, business or prospects of Company and the Company Subsidiaries, taken as a whole, that has had a Company Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of Company or any of the Company Subsidiaries, whether or not covered by insurance, which property or assets are material to the operations or business of Company and the Company Subsidiaries, taken as a whole, that has had a Company Material Adverse Effect,
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the share capital of Company, any redemption or other acquisition by Company of any of the share capital of Company or any of the Company Subsidiaries or any split, combination or reclassification of shares of share capital declared or made by Company or (iv) any agreement to do any of the foregoing. Notwithstanding anything contained in this Agreement to the contrary, Sellers make no representations or warranties as to the future income or profitability of Company.

                  (b) Since September 30, 1997, there have not been (i) any losses suffered which, in the aggregate, have resulted in a Company Material Adverse Effect, (ii) except as would not have a Company Material Adverse Effect, any assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice,
(v) any material guaranteed checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down (under Statement of Financial


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Accounting Standards No. 121 or other applicable accounting standards or otherwise) of the value of any material asset or investment on Company's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice, which, in the aggregate, have resulted in a Company Material Adverse Effect, (viii) any single capital expenditure or commitment in excess of U.S. $10,000, or aggregate capital expenditures and commitments in excess of U.S. $25,000 (on a consolidated basis, (ix) any obligations to pay royalties or license fees in excess of $10,000, (x) any Loss Contingency or Loss Contingencies of Company which, in the aggregate, have resulted in a Company Material Adverse Effect, (xi) any material transactions entered into other than in the ordinary course of business, (xii) any agreements to do any of the foregoing, or (xiii) any other events, developments or conditions (including any suit, action, claim, proceeding or investigation) of any character that have had or are reasonably likely to have a Company Material Adverse Effect.

         Section 2.8. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of Sellers, threatened against, relating to or involving Company or any of the Company Subsidiaries (or any of its officers or directors) or Sellers before any court, arbitrator or administrative or governmental body. Neither Company nor any of the Company Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, and, to the best knowledge of Sellers, neither Company nor any of the Company Subsidiaries is subject to any governmental restriction applicable to Company or any of the Company Subsidiaries, which is reasonably likely (i) to have a Company Material Adverse Effect or (ii) to cause a material limitation on Buyer's ability to operate the business of Company and the Company Subsidiaries after the Closing.

         Section 2.9. Compliance with Law. Each of Company and the Company Subsidiaries has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each of Company and the Company Subsidiaries has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a Company Material Adverse Effect.

         Section 2.10. Material Contracts. The Seller Disclosure Letter contains a list correct in all material respects of the following (the "Company Material Contracts"):

                  (a) all bonds, debentures, notes, mortgages, indentures or guarantees securing indebtedness in excess of U.S. $10,000 individually to which Company or any of the Company



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Subsidiaries is a party or by which any of their properties or assets (real, personal or mixed, tangible or intangible) are bound;

                  (b) all outstanding loans and credit commitments to Company or any of the Company Subsidiaries covering indebtedness in excess of U.S. $10,000 individually;

                  (c) all contracts or agreements which limit or restrict in a substantial manner (i) Company or the Company Subsidiaries or any of the Sellers from engaging in any business in any jurisdiction or (ii) others from competing with Company or the Company Subsidiaries in any jurisdiction, except for employment contracts between Company or a Company Subsidiary and a current or former employee of Company or a Company Subsidiary;

                  (d) all contracts or agreements requiring Company to register its share capital or securities under any applicable securities law;

                  (e) all agreements or documentation evidencing currently outstanding loans or advances in excess of U.S. $10,000 individually made by Company or any of the Company Subsidiaries to or on behalf of its clients, other than accounts receivables incurred in the ordinary course of business, and identification of all bank accounts; and

                  (f) all existing contracts and commitments (other than (i) those of the type described in subparagraphs (a), (b), (c), (d) or (e) of this
Section 2.10), (ii) agreements, contracts or commitments pursuant to which Company or any of the Company Subsidiaries provides goods or services to its clients, (iii) the Company Benefit Plans (as defined in Section 2.14 hereof) and
(iv) any leases with respect to real or personal property) to which Company or any of the Company Subsidiaries is a party or by which their properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than U.S. $10,000 individually or which by its terms requires performance thereunder by Company for more than two years following the Closing Date. All title deeds, agreements and other documents to which the Company is a party or under which the Company derives benefit and all other documents owned by or which ought to be in the possession of the Company are in its possession and are properly stamped.

         True and complete copies of all Company Material Contracts, including all amendments thereto, have been made available to Buyer. The Company Material Contracts are valid and enforceable in accordance with their respective terms with respect to Company and, to the knowledge of Sellers, valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the business and operations of Company and the Company Subsidiaries taken as a whole and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a Company Material Adverse Effect, there is not under any of the Company Material Contracts any existing breach, default or event of default by Company or any of the Company Subsidiaries or event that with notice or lapse of time or both would constitute a breach, default or event of default by Company or any of the Company Subsidiaries, nor do the



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Sellers know of, and neither Company nor any of the Company Subsidiaries has received notice of, or made a claim with respect to, any breach or default by any other party thereto. Company is not a party to or subject to (i) any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits, (ii) any original equipment manufacturer ("OEM"), reseller, distribution or equivalent agreement, volume purchase agreement, corporate end user license, sales or service agreement or other agreement or contract pursuant to which Company has granted or received most favored nation pricing provisions or exclusive marketing, reproduction, publishing, licensing or distribution rights related to any product, group of products or territory, or (iii) any agreement or contract containing a covenant or provision purporting to limit Company's freedom to compete or transact business in any line of business or in any geographic area. Neither Company nor any Company Subsidiary has any liabilities under that certain Factoring Agreement with International Factors Limited dated September 29, 1994 or any related guarantee thereof.

         Section 2.11. Company Client Contracts. The Seller Disclosure Letter sets forth a true and complete list of all agreements, contracts or commitments pursuant to which Company or any of the Company Subsidiaries provides goods or services to its clients (i) which produced annual payments in the year ending December 31, 1996 of at least U.S. $15,000 to Company or a Company Subsidiary or
(ii) from which Seller reasonably expects Company to produce annual payments in excess of U.S. $15,000 in 1997 (the "Company Client Contracts"). Except as set forth in the Seller Disclosure Letter, the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby will not, with the passing of time or the giving of notice or both, violate or constitute a default or give rise to a termination right under any Company Client Contract. True and complete copies of all written Company Client Contracts, including all amendments thereto, have been made available to Buyer. The Company Client Contracts are valid and enforceable in accordance with their respective terms with respect to Company or the Company Subsidiaries, as applicable, and, to the knowledge of Sellers, are valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case except as would not have a Company Material Adverse Effect. There is no existing breach, default or event of default by Company or any of the Company Subsidiaries, or event that solely as a result of notice or lapse of time or both would constitute a breach, default or event of default by Company or any of the Company Subsidiaries under the Company Client Contracts the consequences of which, individually or in the aggregate, would have a Company Material Adverse Effect. To the best knowledge of Sellers, neither Company nor any of the Company Subsidiaries has received notice of, or made a claim with respect to, any breach or default by any other party.

         Section 2.12. Tax Returns; Taxes. Each of Company and the Company Subsidiaries has duly filed all tax returns, information returns and governmental reports of every nature required by any Governmental Authority (as hereinafter defined) required to be filed by it (including employment and withholding tax returns) (collectively, "Governmental Returns") and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns, except as set forth in the Seller Disclosure Letter. The liability for taxes reflected in the Interim Balance Sheet is sufficient for the payment of all unpaid



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taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 1996 and for all years and periods ended prior thereto. Since the period ended December 31, 1996 neither Company nor any Company Subsidiary has entered into any transaction which has given rise or will give rise to a liability to tax upon it (or which would have done so or would or might do so but for the availability of any relief, allowance, deduction or credit) other than corporation tax on actual income (and not chargeable gains or deemed income) of the Company or a Company Subsidiary arising from transactions entered into in the ordinary course of business. All deficiencies asserted as a result of any examinations by any Governmental Authority have been paid, fully settled or adequately provided for in the Interim Balance Sheet. There are no pending claims asserted for taxes of Company or any Company Subsidiary or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Company or any Company Subsidiary for any period. Company and each of the Company Subsidiaries have made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable laws. Company and each of the Company Subsidiaries have made available to Buyer true, complete and correct copies of their income tax returns filed with any Governmental Authority for the last three taxable years and made available such other tax returns requested by Buyer. For purposes of this Agreement, the term "tax" shall include all forms of taxation, duties, imposts, levies and rates whenever imposed and whether of the United Kingdom or elsewhere and in particular (but without prejudice to the generality of the foregoing) includes income tax, withholding taxes, corporation tax, capital gains tax, inheritance tax, value added tax, customs duties, excise duties, betterment levy, development land tax, stamp duty, stamp duty reserve tax, capital duty, general and water rates, community charge, national insurance contributions, social security or other similar contributions and generally any other taxes, duties, imposts, levies or other amounts (whether of a like nature or not) and any interest, penalty or fine in connection therewith. The term "Governmental Authority" shall mean any and all foreign, federal, state or local government, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether or hereafter constituted and/or existing. Neither the Company nor any Company Subsidiary has since December 31, 1996, knowingly engaged in or been a party to any scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of or a reduction in liability to taxes.

         Section 2.13. Officers, Directors and Employees. The Seller Disclosure Letter contains a true and complete list of all of the officers and directors (including shadow or alternate directors) of Company and each Company Subsidiary, specifying their office and annual rate of compensation, and a true and complete list of all of the employees of Company and each Company Subsidiary as of the date hereof with whom Company or a Company Subsidiary, as applicable, has a written employment agreement or, to the best knowledge of Sellers, to whom Company or a Company Subsidiary, as applicable, has made verbal commitments involving material terms which are binding on it and that involve annual compensation to such employees individually of at least U.S. $30,000 (including any estimated bonuses payable thereto).

         Section 2.14. Employee Benefit Plans.

                  (a) Definition of Benefit Plans. For purposes of this Section 2.14, the term "Company Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which Company or any Company Subsidiary provides benefits or compensation to or on behalf of employees or former employees of Company or any Company Subsidiary, whether formal or informal, whether or not written, including but not limited to the following:

                           (i)   Arrangements - any bonus, incentive
                  compensation, stock option, deferred compensation, commission severance pay, golden parachute or other compensation plan or rabbi trust ("Specified Arrangements");

                           (ii) Employee Benefit Plans - any employee benefit plan, including, but not limited to, any defined benefit plan, profit sharing plan, pension plan, savings or thrift plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("Employee Benefit Plans"); and

                           (iii) Other Employee Fringe Benefits - any stock
                  purchase, vacation, scholarship, sick days, day care, prepaid legal services, dependent care or other fringe benefits plans, programs, arrangements, contracts or practices ("Fringe Benefit Plans").

                  (b) Identification of Benefits Plans. Except for Company Benefit Plans which have been terminated and with respect to which neither Company nor any Company Subsidiary has any current financial, administrative or other liability, obligation or responsibility, Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

                  (c) Compliance. Each Company Benefit Plan maintained by Company or a Company Subsidiary has been maintained, by its terms and in operation, in all material respects in accordance with all applicable laws, rules or regulations of any Governmental Authority. Further, there has been no failure to comply with applicable laws or other requirements concerning the filing of reports, documents and notices with the any Governmental Authority or the furnishing of such documents to participants or beneficiaries that could subject any Company Benefit Plan, Company or any Company Subsidiary to any material civil or criminal sanction.

                  (d) Post-Retirement Medical Benefits. Neither Company nor any Company Subsidiary maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any plan which provides post-retirement medical or health benefits with respect to employees of Company or any Company. There is no lien upon any property of Company or any Company Subsidiary outstanding in favor of any

Company Benefit Plan. No assets of Company or any Company Subsidiary have been provided as security for any Company Benefit Plan.

                  (e) Documentation. Company has made available to Buyer a true and complete copy of the following documents, if applicable, with respect to each Company Benefit Plan identified in Seller Disclosure Letter: (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of Company Benefit Plan, or if there are no such documents evidencing Company Benefit Plan, a full description of Company Benefit Plan, (ii) any summary of plan provisions provided to participants or beneficiaries for each such Company Benefit Plan, (iii) any annual reports filed with any Governmental Authority for the most recent three plan years and most recent financial statements or periodic accounting or related plan assets with respect to each Company Benefit Plan, (iv) the most recent favorable determination, notification letter, opinion or ruling from any Governmental Authority for each Company Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, and any outstanding request for a determination letter and (v) each opinion or ruling from any Governmental Authority with respect to any such Company Benefit Plan.

                  (f) Qualified Status. Each Company Benefit Plan that is funded through a trust or insurance contract has satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under applicable law. Except for the plans identified as qualified plans in the Seller Disclosure Letter (the "Qualified Plans") neither Company nor any Company Subsidiary maintains or previously maintained a Company Benefit Plan which meets or was intended to meet the requirements of exemption from taxation pursuant to applicable law. Except as would not have a Company Material Adverse Effect, any determination, opinion or notification letter issued by any Governmental Authority to the effect that the Qualified Plans qualify under applicable law for exemption from taxation remains in effect and has not been revoked. Each of the Qualified Plans currently complies in form in all material respects with the requirements for exemption from taxation under applicable law, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each of the Qualified Plans has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of applicable law. The Qualified Plans have been tested for compliance with, and in all material respects have satisfied the requirements applicable law for qualification for exemption from taxation, if applicable, for each plan year within the time periods permitted by law.

                  (g) Legal Actions. Except as would not have a Company Material Adverse Effect, there are no actions, audits, suits or claims known to Company which are pending or, to the knowledge of Sellers, threatened against any Company Benefit Plan, any fiduciary of any of the Company Benefit Plans with respect to the Company Benefit Plans or against the assets of any of the Company Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

                  (h) Funding. Company and each Company Subsidiary has made in all material respects full and timely payment of all amounts required to be contributed under the terms of each Company Benefit Plan and applicable law or required to be paid as expenses under such Company Benefit Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Benefit Plan. The assets of all Company Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are in all material respects properly and accurately reported on the financial statements and records of Company. The assets of each Company Benefit Plan are reported at their fair market value on the books and records of each plan.

                  (j) Liabilities. Neither Company nor any Company Subsidiary is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of Company's or any Company Subsidiary's engaging in a prohibited transaction under applicable law governing the Company Benefit Plan, and Company has no knowledge of any circumstances which reasonably might result in any material liability, tax or penalty whatsoever as a result or a breach of fiduciary duty thereunder.

                  (k) No Acceleration of Liability Under Benefit Plans. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of Company or any Company affiliate may be entitled thereunder.

         Section 2.15. Employment Taxes. All amounts for payment to the Inland Revenue, Customs & Excise in respect of income tax deductible prior to Closing under Schedule E by virtue of the P.A.Y.E. regulations for the time being in force and all National Insurance Contributions (both employer's and employee's) due in respect of Company's employees as at Closing will have been duly paid. The total liability of Company for all Income Tax (P.A.Y.E.) and National Insurance as at September 30, 1997 did not exceed (pound)16,000. All contracts of service with Company's employees may be terminated by not more than three months' notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). No moneys or benefits other than in respect of contractual emoluments are payable to any of Company's employees and Company is not under any present, future of contingent liability to pay compensation for loss of office of employment to any ex-officer or ex-employee of Company and no payments are due under the Employment Protection (Consolidation) Act 1978. Neither Company nor any Company Subsidiary has any liabilities outstanding under the Transfer of Undertakings (Protection of Employment) Regulations of 1981.

         Section 2.16. Labor Relations. Company and each Company Subsidiary has in relation to each of its employees (and so far as relevant to each of its former employees) complied with: (i) all obligations imposed on it by all statutes and regulations relevant to the relations between it and its employees or any trade union and has maintained current adequate and suitable records regarding the service of each of its employees; (ii) all collective agreements and customs and practices for the time dealing with such relations or the conditions of service of its employees;

and (iii) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees. Company is under no contractual or other obligation to make an increase in the rates of remuneration of or to make any bonus or incentive or other similar payments to any of its employees at any future date. Company is not involved in any industrial or trade disputes or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organization or body of employees. Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee. Each of Company and the Company Subsidiaries is in compliance with all national and local laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as would not result in a Company Material Adverse Effect, individually or in the aggregate, there is no (i) unlawful employment practice discrimination charge involving Company or any Company Subsidiary pending before any Governmental Authority; (ii) unfair labor practice charge or complaint against Company or any Company Subsidiary pending before any Governmental Authority; (iii) labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Sellers, threatened against or involving or affecting Company or any Company Subsidiary; (iv) grievance or arbitration proceeding pending against Company or any Company Subsidiary and no written claim therefor exists; or (v) collective bargaining agreement binding on Company or any Company Subsidiary.

         Section 2.17. Insurance. Each of Company and the Company Subsidiaries has provided to Buyer a true and complete list of its current insurance coverages, including names of carriers, amounts of coverage and premiums therefor. Sellers believe that each of Company and the Company Subsidiaries has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business. Company is not in default under any of its insurance policies or insurance policies under which it is covered, there are currently no claims pending or asserted under any of these policies relating to the products or services of Company, and Company has not been refused any insurance coverage. Sellers have made available to Buyer true and complete copies of all insurance policies covering each of Company and the Company Subsidiaries, their properties, assets, employees or operations.

         Section 2.18. Title to Properties and Related Matters.

                  (a) Each of Company and the Company Subsidiaries has good and marketable title to or marketable leasehold interests in its properties reflected in the Interim Balance Sheet or acquired after the date thereof but before the Closing Date (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the Interim Balance Sheet and (b) (i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) liens, mortgages, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which either individually or in the aggregate do not have a Company Material Adverse Effect. Since December 31, 1996, neither Company nor any Company Subsidiary has granted any security interests or other liens upon or factored the accounts receivable of Company or any Company Subsidiary. There are no leasehold properties in respect of which Company or any Company Subsidiary has a contingent liability as original or intermediate tenant.

                  (b) The Seller Disclosure Letter sets forth a true and complete list of all leases and agreements of Company or any Company Subsidiary granting possession of or rights to real or personal property with a value of at least U.S. $25,000, or in the case of real property, which provide for annual lease payments in excess of U.S. $25,000 (the "Scheduled Leases"). All such Scheduled Leases are in full force and effect and constitute the legal, valid, binding and enforceable obligations of Company or a Company Subsidiary, as applicable, and are legal, valid, binding and, to the knowledge of Sellers, enforceable in accordance with their respective terms with respect to each other party thereto, in each case to the extent material to the business and operations of Company and the Company Subsidiaries taken as a whole and subject in each case to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as would not have a Company Material Adverse Effect, each of Company and the Company Subsidiaries has physical possession of all equipment and other assets which are covered by Scheduled Leases. Except as would not have a Company Material Adverse Effect, there are no existing defaults of Company or any Company Subsidiary with respect to such Scheduled Leases or, to the best knowledge of Sellers, of any of the other parties thereto (or events or conditions which, with notice or lapse of time, or both, would constitute a default).

         Section 2.19. Environmental Matters. To the best knowledge of Sellers, each of Company and the Company Subsidiaries is in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment. There has been no release by Company or any Company Subsidiary or, to the actual knowledge of Sellers, by any other person of a hazardous substance into the environment at any property owned or leased by Company or any Company Subsidiary (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. To the actual knowledge of and without any independent investigation by Sellers, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. Except as would not have a Company Material Adverse Effect, neither Company nor any Company Subsidiary has received notice of any violation of any environmental statute or regulation nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party (in each case, an "Environmental Notice").

         Section 2.20. Patents, Trademarks, Trade Names. The Seller Disclosure Letter sets forth a true and complete list of (i) all trademarks, trade names (including all national and state registration pertaining thereto) and copyrights owned by Company or any Company Subsidiary (collectively, the "Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by Company or any Company Subsidiary in their businesses which are material to their businesses and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property", and together with the Proprietary Intellectual Property referred to as "Intellectual Property"). A true and complete list of all such licenses and agreements with respect to Licensed Intellectual Property is set forth in the Seller Disclosure Letter. To the best knowledge of Sellers, each of the national, state and other governmental registrations with any country pertaining to the Proprietary Intellectual Property is valid and in full force and effect. Company or a Company Subsidiary owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights. No claims are pending against Company or a Company Subsidiary, and Sellers are not aware of any factual basis for such a claim, by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to result in a Company Material Adverse Effect; and to the best of the Management Sellers' knowledge, information and belief, the current use by Company or a Company Subsidiary of the Intellectual Property does not in any material respect infringe upon the rights of any third party, including but not limited to any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data of any person. The Seller Disclosure Letter sets forth a list of all jurisdictions in which Company or a Company Subsidiary is operating under a trade name, and each jurisdiction in which any such trade name is registered. Sellers are not aware of any potentially interfering patent or patent application of any third party which could reasonably be expected to interfere with the Company's intellectual property rights.

         Section 2.21. Company Computer Software and Hardware.

                  (a) The Seller Disclosure Letter sets forth a true and complete list of: (i) all software and associated documentation owned by Company material to the business of Company, other than custom-developed software developed for and assigned to a Company customer (the "Company Proprietary Software"); (ii) all software (other than the Company Proprietary Software and "shrink-wrap" software) used in connection with the business of Company (the "Company Licensed Software" and together with the Company Proprietary Software, the "Company Software"). Company is in possession of all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Company Material Adverse Effect. The Company Proprietary Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools, documentation, and manuals necessary to maintain, enhance, develop derivative works, support and service the Company Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. No parties other than Company possess any current or contingent rights to any source code for the Company Proprietary Software.

                  (b) Company has a valid right, title and interest in and to all intellectual property rights in the Company Proprietary Software, including all copyrights (registered and unregistered), trade secrets, and proprietary and confidential information rights therein. Company has developed the Company Proprietary Software entirely through its own efforts for its own account or has acquired prior to the date hereof valid right, title and interest in the Company Proprietary Software and the Company Proprietary Software is free and clear of all liens, claims and encumbrances. The Seller Disclosure Letter lists all parties other than employees of Company who have created any portion of, or otherwise have any rights in or to, the Company Software. Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Company Proprietary Software valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Buyer. The use of the Company Licensed Software and the use and distribution of the Company Proprietary Software does not breach any terms of any contract between Company and any third party. To the best knowledge of Seller, Company has been granted under the license agreements relating to the Company Licensed Software (the "Company License Agreements") valid and subsisting license rights with respect to all software comprising the Company Licensed Software and such rights may be exercised in any jurisdiction in which Company currently conducts its business or could reasonably be expected to conduct its business in the future. Each of Company and the Company Subsidiaries is in compliance with each of the terms and conditions of each of the Company License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect. To the best knowledge of Sellers, in the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), Company has not made and is not using any unauthorized copies of any such software programs and, to the best knowledge of Sellers, none of the employees, agents or representatives of Company have made or are using any such unauthorized copies, except as would not have a Company Material Adverse Effect.

                  (c) The Company Proprietary Software and, to the actual knowledge of Sellers, the Company Licensed Software do not infringe the patent, copyright, moral rights or trade secret rights or any other intellectual property or legal right of any third party which may exist anywhere in the world.

                  (d) Neither Company nor any of the Company Subsidiaries has granted rights in the Company Software to any third party except for rights granted to value added resellers, distributors or customers in the ordinary course of business pursuant to contracts with customers.

                  (e) To the best knowledge of Sellers, the Company Software and the related computer hardware used by Company in its operations (the "Company Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of Company and the Company Subsidiaries, to run the business of Company and the Company Subsidiaries in the same manner as such business has operated since December 31, 1996, except as would not result in a Company Material Adverse Effect. The Seller Disclosure Letter contains a summary description of any problems experienced by Company in the past twelve months with respect to the Company Software or Company Hardware and the provision of services to

Company clients which have arisen outside the ordinary course of business and could result in a Company Material Adverse Effect.

                  (f) The Company Proprietary Software is "Millennium Compliant" (defined below). For the purposes of this Agreement "Millennium Compliant" means:

                       (i) the functions, calculations, and other computing processes of the Company Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Company Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

                       (ii) the Company Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000;

                       (iii) the Company Proprietary Software will function
                  without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Company Proprietary Software, whether before, on, or after January 1, 2000;

                       (iv) the Company Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

                       (v) the Company Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century.

                  (g) The Seller Disclosure Letter includes a true and complete list and summary of principal terms concerning support and maintenance agreements relating to the Company Software, including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

         Section 2.22. Transactions with Affiliates. No officer, director or holder of 5% or more of the outstanding share capital of Company or any Company Subsidiary, or any person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) any beneficial interest in: (i) any contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of U.S. $10,000 with, or relating to, the business or operations of Company or any Company Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract or any related series of the same for or relating to indebtedness of Company or a Company Subsidiary in excess of U.S. $10,000 in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least U.S. $10,000 (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of Company or any Company Subsidiary.

         Section 2.23. Customers. The Seller Disclosure Letter includes a list of the top ten customers of Company, plus any other customer or group of related customers from whom payments were received which equaled or exceeded five percent (5%) of Company's gross sales for the fiscal years ended 1995 and 1996, or from whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Customers"). Except as set forth on the Seller Disclosure Letter, Sellers have no knowledge that any of the Large Customers intends to terminate or otherwise modify adversely its relationship with Company or to materially decrease its purchases of goods or services from Company. Company has maintained its customer lists and related information on a confidential and proprietary basis and has not granted to any third party any right to use such customer lists for any purpose unrelated to the business of Company.

         Section 2.24. Brokers, Finders and Investment Bankers. None of the Sellers, Company or the Company Subsidiaries nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, other than Latham Crossley & Davis.

         Section 2.25. Disclosure. No representation, warranty or covenant made by Sellers in this Agreement, the Seller Disclosure Letter or the Exhibits attached hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

         Section 2.26. Requirements of Securities Laws.

                  (a)  Offshore Transaction.

                       (i) At the time the discussions regarding the acquisition of Harbinger Shares originated, Seller was outside the United States;

                       (ii)     Seller is not a citizen of the United States;

                       (iii) Seller is not a U.S. person nor is the Seller acquiring the Harbinger Shares for the benefit of a U.S. person. The term "U.S. Person," as defined in Regulation S, means:

                                 (A) any natural person resident in the United
                        States;

                                 (B) any partnership or corporation organized or
                        incorporated under the laws of the United States;

                                 (C) any estate of which any executor or
                        administrator is a U.S. person, unless an executor or administrator who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law;

                                 (D) any trust of which any trustee is a U.S.
                        person, unless a professional fiduciary (trustee) who is not a U.S. person has sole or shared investment discretion with respect the assets of the trust and no trust beneficiary (and no trust settlor if a revocable trust) is a U.S. person;

                                 (E) any agency or branch of a foreign entity
                        located in the United States;

                                 (F) any non-discretionary account or similar
                        account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                                 (G) any discretionary account or similar
                        account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

                                 (H) any partnership or corporation if:

                                        (1)     organized or incorporated under
                                the laws of any foreign jurisdiction; and

                                        (2)     formed by a U.S. person
                                principally for the purpose of investing in Harbinger Shares not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;

                        With respect to any agencies or branches of U.S. persons located outside the United States for valid business reasons and engaged in the insurance or banking business, and subject to substantive insurance or banking regulation (as applicable) in the jurisdiction where located, the agency or branch is not considered to be a U.S. person.

                  (b) Investment Representations. Seller is purchasing the Harbinger Shares for Seller's own account and for investment purposes and not with the view towards distribution. Seller does not have any contract, understanding or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to the Harbinger Shares.

                  (c)   Restrictions on Harbinger Shares.

                        (i) Seller understands that the Harbinger Shares have not been registered under the Securities Act, any state securities law or the laws of any foreign jurisdiction;

                        (ii) Seller understands that the Harbinger Shares are being offered and sold to Seller in reliance on the Regulation S safe harbor from the registration requirements of the Securities Act and on the exemptions contained in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such safe harbor and exemptions and the suitability of Seller to acquire the Harbinger Shares;

                        (iii) Seller represents and warrants to Buyer that
                  Seller is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act. Sellers understand that, except as set forth in the Registration Rights Agreement (as defined in Section 6.1(j) hereof), Buyer is under no obligation to file a registration statement under the Securities Act covering the Harbinger Shares or to take any other action to enable Sellers to transfer or otherwise dispose of the Harbinger Shares. Sellers represent that they have consulted with counsel in regard to the Securities Act and that they are fully familiar with the circumstances under which they are required to hold the Harbinger Shares and the limitations upon the transfer or other disposition thereof;

                        (iv) Seller agrees that from the date hereof until the forty-first (41st) day after the issuance to Seller of the Harbinger Shares pursuant to Regulation S (the "Restrictive Period"), the Seller, or any successor, or any Professional (as defined in Section 2.26(c)(v) hereof) (except for sales of any Harbinger Shares registered under the Securities Act or otherwise exempt from such registration) (a) will not sell any of the Harbinger Shares to a U.S. Person or for the account or benefit of a U.S. Person or anyone believed to be a U.S. Person, (b) will not engage in any efforts to sell the Harbinger Shares in the United States, and (c) will send to a Professional acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of U.S. Persons during the Restrictive Period as provided herein. Buyer will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions; to assure full compliance with the restrictions placed on the resale of Harbinger Shares offered pursuant to Regulation S, Buyer shall place on the certificates representing the Harbinger Shares the following restrictive legend:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and such shares may not be sold, transferred, pledged or hypothecated unless (1) covered by an effective registration statement under the Securities Act of 1933; or (2) in accordance with some other transaction which is exempt from the registration requirements of such act. Furthermore, the shares evidenced by this certificate have been offered and sold in reliance on the exemption from registration provided by Regulation S and may not be sold, transferred, pledged or hypothecated to any U.S. Person (as defined therein) except as permitted by Regulation S. The shares represented by this certificate were issued pursuant to a business combination that is accounted for as a "pooling of interest" and may not be sold, nor may the owner thereof reduce his risk relative thereto in any way (except as permitted by SEC Staff Accounting Bulletin No. 76), until such time as Harbinger Corporation has published financial results covering at least 30 days of combined operations after the effective date of the event through which the business combination was effected.

                        (v) A "Professional" is a "distributor" as defined in Rule 902(c) under the Securities Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Harbinger Shares); a dealer as defined in Section 2(12) of the Securities Exchange Act of 1934, as amended (encompassing those who engage in the business of trading or dealing in Harbinger Shares as agent, broker, or principal); or a person receiving a selling concession, fee or other remuneration in respect of the Harbinger Shares sold.

                  (d) Access to Information. Seller has had access to all material and relevant information necessary to enable Seller to make an informed investment decision. All data requested by Seller from Buyer or its representatives concerning the business and financial condition of Buyer and the terms and conditions of the offering has been furnished to Seller's satisfaction. Seller has had the opportunity to ask questions and receive answers from Buyer concerning the terms and conditions of this Agreement and the Harbinger Shares, and to obtain from Buyer any additional information which Buyer possesses or may obtain without unreasonable effort or expense. Seller understands that there are numerous and substantial risks associated with the purchase of the Harbinger Shares which could result in a total loss of the Seller's investment.

                  (e) Understanding of Investment Risks. Seller understands that realization of the objectives of Buyer is subject to significant economic and business risks.

                  (f) No Government Recommendation or Approval. Seller understands that no Federal, State or foreign government agency has passed on or made any recommendation or endorsement of the Harbinger Shares.

                  (g) Resales of Harbinger Shares. All subsequent offers and sales of the Harbinger Shares shall be made in compliance with Regulation S, pursuant to registration of the Harbinger Shares under the Securities Act or pursuant to another exemption from such registration.

                  (h) Reliance On Representations. Seller understands that the issuance of the Harbinger Shares to Sellers pursuant to this Agreement is not being registered under the Securities Act. Buyer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S and Seller's representations hereunder.

         Section 2.27.  Government Grants.

         The Seller Disclosure Letter contains full details of all grants subsidies or financial assistance applied for or received by the Company or any Company Subsidiary from any Governmental Authority or the European Community. Neither the Company nor any Company Subsidiary has done or omitted to do any act or thing which could result in all or part of any investment grant, employment subsidy or other similar payment made or due to be made to it becoming repayable or being forfeited or withheld in whole or in part and the signature or closing of this Agreement will not have that result.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF LANCASHIRE

         With such exceptions as are set forth in a letter (the "Lancashire Disclosure Letter") signed and delivered by Lancashire to Buyer immediately prior to the execution hereof and attached hereto as Exhibit D, Lancashire hereby represents and warrants to Buyer as follows:

         Section 3.1. Organization. Lancashire is a limited partnership registered under the Limited Partnership Act of 1907, is duly organized and validly existing under such act and the other laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 3.2. Authorization. Lancashire has power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lancashire and the performance by Lancashire of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary action on the part of Lancashire. This Agreement has been duly executed and delivered by Lancashire and constitutes the legal, valid and binding agreement of Lancashire, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 3.3. Ownership of Shares. Lancashire owns of record and beneficially the number of shares of Company Shares set opposite Lancashire's name in the Seller Disclosure Letter; Lancashire owns all rights, title and interest in and to such shares, free and clear of all liens (including those for estate or inheritance taxes), claims, pledges, options, rights of refusal or similar rights or other transfer restrictions or adverse claims and charges of any nature whatsoever (including any arising from existing or threatened litigation, but excluding transfer restrictions that may arise from applicable securities laws); and Lancashire's transfer of its shares to Buyer pursuant to this Agreement will pass to Buyer all rights, title and interest to and in such shares free of any lien or any adverse interest, claim or charge whatsoever. Such shares were obtained by Lancashire in transactions in full compliance with applicable securities laws, and Lancashire has the exclusive right to vote its shares.

         Section 3.4. No Governmental Consents Required. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of Lancashire is required in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 3.5.   Requirements of Securities Laws.

                  (a)   Offshore Transaction.

                        (i) At the time the discussions regarding the acquisition of Harbinger Shares originated, Lancashire was outside the United States;

                        (ii)     Lancashire is not a citizen of the United
                  States;

                        (iii) Lancashire is not a U.S. person nor is the Lancashire acquiring the Harbinger Shares for the benefit of a U.S. person. The term "U.S. Person," as defined in Regulation S, means:

                                 (A) any natural person resident in the United
                        States;

                                 (B) any partnership or corporation organized or
                        incorporated under the laws of the United States;

                                 (C) any estate of which any executor or
                        administrator is a U.S. person, unless an executor or administrator who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law;

                                 (D) any trust of which any trustee is a U.S.
                        person, unless a professional fiduciary (trustee) who is not a U.S. person has sole or shared investment discretion with respect the assets of the trust and no trust beneficiary (and no trust settlor if a revocable trust) is a U.S. person;

                                 (E) any agency or branch of a foreign entity
                        located in the United States;

                                 (F) any non-discretionary account or similar
                        account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                                 (G) any discretionary account or similar
                        account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

                                 (H) any partnership or corporation if:

                                            (1) organized or incorporated under
                                    the laws of any foreign jurisdiction; and

                                            (2) formed by a U.S. person
                                    principally for the purpose of investing in Harbinger Shares not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;

                      With respect to any agencies or branches of U.S.
         persons located outside the United States for valid business reasons and engaged in the insurance or banking business, and subject to substantive insurance or banking regulation (as applicable) in the jurisdiction where located, the agency or branch is not considered to be a U.S. person.

                  (b) Investment Representations. Lancashire is purchasing the Harbinger Shares for Lancashire's own account and for investment purposes and not with the view towards distribution. Except insofar as its limited partners have the right to call for distribution in kind pursuant to the terms of its limited partnership agreement dated September 20, 1991, Lancashire does not have any contract, understanding or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to the Harbinger Shares.

                  (c) Restrictions on Harbinger Shares.

                           (i) Lancashire understands that the Harbinger Shares have not been registered under the Securities Act, any state securities law or the laws of any foreign jurisdiction;

                           (ii) Lancashire understands that the Harbinger Shares are being offered and sold to Lancashire in reliance on the Regulation S safe harbor from the registration requirements of the Securities Act and on the exemptions contained in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Lancashire set forth herein in order to determine the applicability of such safe harbor and the suitability of Lancashire to acquire the Harbinger Shares;

                           (iii) Lancashire represents and warrants to Buyer
                  that Lancashire is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act. Lancashire understands that, except as set forth in the Registration Rights

                  Agreement (as defined in Section 6.1(j) hereof), Buyer is under no obligation to file a registration statement under the Securities Act covering the Harbinger Shares or to take any other action to enable Lancashire to transfer or otherwise dispose of the Harbinger Shares. Lancashire represents that it has consulted with counsel in regard to the Securities Act and that it is fully familiar with the circumstances under which it is required to hold the Harbinger Shares and the limitations upon the transfer or other disposition thereof.

                           (iv) Lancashire agrees that from the date hereof until the forty-first (41st) day after the issuance to Lancashire of the Harbinger Shares pursuant to Regulation S (the "Restrictive Period"), Lancashire, or any successor, or any Professional (as defined in Section 2.26(c)(v) hereof) (except for sales of any Harbinger Shares registered under the Securities Act or otherwise exempt from such registration) (a) will not sell any of the Harbinger Shares to a U.S. Person or for the account or benefit of a U.S. Person or anyone believed to be a U.S. Person, (b) will not engage in any efforts to sell the Harbinger Shares in the United States, and (c) will send to a Professional acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of U.S. Persons during the Restrictive Period as provided herein. Buyer will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions; to assure full compliance with the restrictions placed on the resale of Harbinger Shares offered pursuant to Regulation S, Buyer shall place on the certificates representing the Harbinger Shares the following restrictive legend:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and such shares may not be sold, transferred, pledged or hypothecated unless (1) covered by an effective registration statement under the Securities Act of 1933; or (2) in accordance with some other transaction which is exempt from the registration requirements of such act. Furthermore, the shares evidenced by this certificate have been offered and sold in reliance on the exemption from registration provided by Regulation S and may not be sold, transferred, pledged or hypothecated to any U.S. Person (as defined therein) except as permitted by Regulation
                  S. The shares represented by this certificate were issued pursuant to a business combination that is accounted for as a "pooling of interest" and may not be sold, nor may the owner thereof reduce his risk relative thereto in any way (except as permitted by SEC Staff Accounting Bulletin No. 76), until such time as Harbinger Corporation has published financial results covering at least 30 days of combined operations after the effective date of the event through which the business combination was effected.

                  (d) Access to Information. Lancashire has had access to all material and relevant information necessary to enable Lancashire to make an informed investment decision. All data requested by Lancashire from Buyer or its representatives concerning the business and financial condition of Buyer and the terms and conditions of the offering has been furnished to Lancashire's satisfaction. Lancashire has had the opportunity to ask questions and receive answers from Buyer concerning the terms and conditions of this Agreement and the Harbinger Shares, and to obtain from Buyer any additional information which Buyer possesses or may obtain without unreasonable effort or expense. Lancashire understands that there are numerous and substantial risks associated with the purchase of the Harbinger Shares which could result in a total loss of the Lancashire's investment.

                  (e) Understanding of Investment Risks. Lancashire understands that realization of the objectives of Buyer is subject to significant economic and business risks.

                  (f) No Government Recommendation or Approval. Lancashire understands that no Federal, State or foreign government agency has passed on or made any recommendation or endorsement of the Harbinger Shares.

                  (g) Resales of Harbinger Shares. All subsequent offers and sales of the Harbinger Shares shall be made in compliance with Regulation S, pursuant to registration of the Harbinger Shares under the Securities Act or pursuant to another exemption from such registration.

                  (h) Non-Contravention. The execution and delivery of the Subscription Agreement and the consummation of the purchase of the Harbinger Shares and the transactions contemplated by this Subscription Agreement do not and will not conflict with or result in a breach by Lancashire of any of the terms or provision of, or constitute a default under, the organization documents (i.e., articles of incorporation and bylaws, partnership agreement, trust indenture, or similar documents) of Lancashire or any indenture, mortgage, deed of trust or other material agreement or instrument to which Lancashire is a party or by which its or any of its respective properties or assets are bound, or any existing applicable law, rule or regulation or any applicable law, rule or regulation or any applicable decree, judgment or order of any court or regulatory body, administrative agency or other governmental body having jurisdiction over Lancashire or any of its properties or assets.

                  (i) Reliance On Representations. Lancashire understands that the issuance of the Harbinger Shares to it pursuant to this Agreement is not being registered under the Securities Act. Buyer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S and Lancashire's representations hereunder.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         With such exceptions as are set forth in a letter (the "Buyer Disclosure Letter") delivered by Buyer to Company immediately prior to the execution hereof and attached hereto as Exhibit E, Buyer hereby represents and warrants to Sellers as follows:

         Section 4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations or financial condition, business or prospects of Buyer and its subsidiaries taken as a whole (a "Buyer Material Adverse Effect"). Buyer has delivered to Company accurate and complete copies of the Articles or Certificate of Incorporation and Bylaws, as currently in effect, and has made available to Company the minute books and stock records thereof.

         Section 4.2. Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of Buyer, (ii) any material contract to which Buyer is a party filed as an exhibit to Buyer's Form 10-K for the year ended December 31, 1996, or any subsequent report filed under the Exchange Act on or before the Closing Date, (iii) any judgment, decree or order of any court or governmental authority or agency to which Buyer is a party or by which Buyer or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Buyer, so as to have, in the case of subsections (ii) through (iv) above, a Buyer Material Adverse Effect. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act, and applicable United Kingdom securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Buyer is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation of the transactions contemplated by this Agreement by Buyer, the failure to obtain which would have a Buyer Material Adverse Effect.

         Section 4.4. Capitalization of Buyer. The authorized capital stock of Buyer consists of 120,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, $.0001 par value and 20,000,000 shares of preferred stock, $.0001 par value. At September 30, 1997, there were 21,500,070 shares of Buyer Common Stock issued and outstanding, no shares of preferred stock were issued or outstanding and options and warrants to purchase 3,731,151 shares of Buyer Common Stock (the "Options") were outstanding. Since September 30, 1997, no shares of Buyer Common Stock have been issued except pursuant to the exercise of Options outstanding on September 30, 1997. All shares of Buyer Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

         Section 4.5. Buyer Commission Reports. Buyer has made available to Company (i) Buyer's Annual Report on Form 10-K for the year ended December 31, 1996, including all exhibits thereto and items incorporated therein by reference, (ii) Buyer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, including all exhibits thereto and items incorporated therein by reference, (iii) the proxy statement relating to Buyer's Annual Meeting of Stockholders held on May 25, 1997 and (iv) all Current Reports on Form 8-K filed by Buyer with the Securities and Exchange Commission (the "Commission") since January 1, 1997, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) in this sentence being referred to collectively as the "Buyer Commission Reports"). As of their respective dates, the Buyer Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since August 22, 1995, Buyer has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

         Section 4.6. Absence of Certain Changes. Since June 30, 1997, there has not been (i) any change in the assets, liabilities, results of operations, financial condition or, to the best knowledge of the Buyer Executives (as hereinafter defined), business or prospects of Buyer and its subsidiaries taken as a whole that has had a Buyer Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of Buyer or any of its subsidiaries, whether or not covered by insurance that has had a Buyer Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Buyer or any redemption or other acquisition of any of the capital stock of Buyer or any of its subsidiaries (except for the acquisition of Buyer Common Stock in payment of the purchase price and related taxes upon the exercise of stock options) or any split, combination or reclassification of shares of capital stock declared or made by Buyer, or (iv) any agreement to do any of the foregoing.

         Section 4.7. Brokers, Finders and Investment Bankers. Neither Buyer nor any of its officers, directors or employees, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

         Section 4.8. Disclosure. No representation, warranty or covenant made by Buyer in this Agreement, the Buyer Disclosure Letter or the Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 5.
               POST-CLOSING COVENANTS AND ADDITIONAL AGREEMENTS OF
                                SELLER AND BUYER

         Section 5.1. Confidentiality. All non-public information obtained by Buyer or Sellers or any of their representatives pursuant to this Agreement or in connection with the matters contemplated hereby concerning the business, operations or affairs of the other (including the Company) will be kept confidential and will not be used for any purpose other than the consummation of the transactions contemplated hereby, or be disclosed to any other person or entity, except for such disclosure to its employees, agents and representatives who have a need to know the same and who have been advised of the confidential nature of such information and who agree to abide by the terms hereof and except for such disclosure as may be required by applicable law, court order or governmental agency request. The obligations of confidentiality hereunder shall continue for a period of five years from the date of this Agreement, provided that, with respect to any item provided hereunder which constitutes a trade secret under applicable law, such period of confidentiality shall continue for so long as such item constitutes a trade secret under applicable law.

         Section 5.2. Employees. It is Buyer's current intention to retain the current employees of the Company who have received satisfactory or better reviews over the prior six months under the existing arrangements; provided that the Management Sellers will execute new employment agreements containing customary non-competition, non-disclosure and non-solicitation arrangements. It is agreed that no third party beneficiary rights are conferred by this Agreement.

         Section 5.3. Reasonable Efforts; Further Assurances; Cooperation. At any time and from time to time after the Closing, Sellers shall, at the request of Buyer, take any and all actions and execute and deliver such documents as may be necessary or reasonable to put Buyer in actual possession and operating control of the Company and its assets, or to otherwise effectuate or consummate any of the transactions contemplated hereby.

         Section 5.4. Noncompete and Nonsolicitation.

                  (a) Coverage. The parties hereto acknowledge and agree that Company is engaged in the Business throughout the world (the "Territory"). Management Sellers acknowledge to adequately protect the interests of Buyer in Company, it is essential that any noncompete and nonsolicitation covenant with respect to Company cover all of the activities currently or reasonably expected to be undertaken by Company ("Company Activities"), all Affiliates of the Management Sellers and the entire Territory. For purposes of this Agreement, the term "Affiliate" shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under control with a party hereto.

                  (b) Seller Covenants. Management Sellers hereby covenant and agree that Management Sellers and their Affiliates shall not, in any manner for the three (3) years following the Closing Date, directly or indirectly engage in, have any equity or profit interest in, make any loan to or for the benefit of, or render services to, any business which engages in Company Activities in the Territory without the prior written consent of Buyer, which consent shall be granted or withheld in Buyer's sole discretion, except for investments in publicly quoted stocks in which the Management Sellers' aggregate interest does not exceed 5%.

                  (c) Employee Nonsolicitation. Management Sellers hereby covenant and agree that, for a period of three (3) years after the Closing Date, neither Management Sellers nor any of their Affiliates shall in any manner, directly or indirectly, employ or contract with or seek to employ or contract with on behalf of Management Sellers or their Affiliates, or on behalf of any other person, firm or corporation, any person who was an employee of or independent contractor to the Company during the period twelve (12) months prior to the Closing Date or during the twelve (12) month period after the Closing Date, without Buyer's prior written consent which may be given or withheld in Buyer's sole discretion.

         Section 5.5. Notification. Sellers shall notify the Buyer immediately if they become aware of any circumstances whereby there may be a breach of any representations and warranties.

                                   ARTICLE 6.
                              DELIVERIES AT CLOSING

         Section 6.1. Deliveries by Seller. Sellers have delivered or have caused to be delivered to Buyer:

                  (a) Duly completed and signed share transfers in favor of Buyer or as it may direct in respect of all of the Shares together with the relative share certificates;

                  (b) A certificate as of the Closing Date of the Secretary of the Company containing true and correct copies of the Memorandum and Articles of Association (which contains or incorporates a copy of every resolution or agreement as is referred to in the Companies Act of 1985) of each of Company and each Company Subsidiary, and true and correct copies of the other governing documents of the Company and each Company Subsidiary, and such other matters as reasonably requested by Buyer;

                  (c) Letters of resignation effective at the Closing executed by the officers and directors of Company listed on Exhibit F;

                  (d) Employment Agreements in the forms agreed by the parties hereto;

                  (e) Noncompetition Agreements executed by Gray, Bird, Reynolds and Summers, in substantially the form attached hereto as Exhibit H;

                  (f) The Escrow Agreement executed by the Management Sellers;

                  (g) Affiliate's Agreements executed by each of the Sellers in substantially the form attached hereto as Exhibit I;

                  (h) A registration rights agreement substantially in the form attached hereto as Exhibit K (the "Registration Rights Agreement").

         Section 6.2. Deliveries by Buyer. Buyer has delivered or caused to be delivered to Sellers:

                  (a) A Good Standing Certificate relating to Buyer from the State of Georgia;

                  (b) A Secretary's Certificate attesting to the incumbency of the officers executing this Agreement, resolutions authorizing the transaction and the other certificates and agreements delivered by Buyer at the Closing;

                  (c) Stock Certificates representing the Harbinger Shares;

                  (d) The Escrow Agreement, executed by Buyer and the Escrow Agent;

                  (e) A letter from KPMG Peat Marwick, LLP, independent public accountants, advising Buyer that, in accordance with generally accepted accounting principles, the acquisition of the Shares qualifies to be treated as a "pooling of interests" for accounting purposes; and

                  (f) The Registration Rights Agreement, executed by Buyer.

                                   ARTICLE 7.
                         SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES AND INDEMNIFICATION

         Section 7.1. Survival of Representations and Warranties.

                  (a) All representations, warranties, agreements and covenants made or undertaken by the parties in this Agreement or the other agreements to be executed and delivered pursuant to this Agreement (the "Other Agreements")
(i) are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto, (ii) shall terminate and expire with respect to any Claim for which notice has not been given on the first anniversary of the Closing Date ("Claims Period"). As used in this Agreement, the term "Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by any party pursuant to this Agreement or the Other Agreements.

                  (b) Sellers acknowledge and agree that, except for matters specifically disclosed in the KPMG Report or the Due Diligence Report (as defined in the Seller Disclosure Letter), no due diligence or other investigation of Company will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by Sellers pursuant to this Agreement or the Other Agreements or Buyer's right to fully rely upon such representations, warranties, covenants and agreements.

         Section 7.2. Indemnification by the Management Sellers.

                  (a) Indemnification by Management Sellers. Subject to the other provisions of this Agreement, each of the Management Sellers shall severally (limited in proportion to each Management Seller's Allocation Percentage (as defined below)) but not jointly indemnify and hold harmless Buyer and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and expenses) arising out of or relating to:

                      (i) any breach of the representations, warranties, covenants or agreements made by Management Sellers in the Agreement which survive Closing pursuant to their terms or
                  Section 7.1 of the Agreement;

                      (ii) any breach of the representations, warranties, covenants or agreements made by Management Sellers in any certificate, agreement, exhibit or schedule (the "Seller Ancillary Documents") delivered by Management Sellers pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to its terms or Section
                  7.1 of this Agreement;

                      (iii) any claims arising from goods provided, services
                  rendered or actions taken by the Company before the Closing Date or otherwise arising from the operations or business of the Company as conducted at any time before the Closing Date; and

                      (iv) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by Management Sellers in any Management Seller Ancillary Document. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Buyer Indemnified Parties described in this Section 7.2(a) as to which the Buyer Indemnified Parties are entitled to indemnification are referred to as "Buyer Losses" in this Agreement.

                  For purposes of this Article 7, each Management Seller's Allocation Percentage shall be determined by dividing (i) such Management Seller's Percentage Interest (as defined in Section 2.4) by (ii) the sum of all of the Management Sellers' Percentage Interests.

                  (b) Time Period for Claims. No Buyer Indemnified Party is entitled to make any claim for indemnification under this Agreement after the appropriate Claims Period (as defined in this Agreement); provided, however, that if prior to the close of business on the last day of the Claims Period any of the Sellers has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that the Buyer Indemnified Party and Sellers shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

                  (c) Indemnification Procedure.

                      (i) Promptly after receipt by a Buyer Indemnified
                  Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Buyer Indemnified Party shall notify the Seller Indemnitors Representative of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify such party shall not relieve Sellers from liability for such claims arising other than under this Agreement and such failure to so notify the such party shall relieve Sellers from liability which Sellers may have under this Agreement with respect to such claim if, but only if, and only to the extent that, such failure to notify the Sellers results in the forfeiture by Sellers of rights and defenses otherwise available to Sellers with respect to such claim. Sellers shall have the right, upon written notice to the Buyer Indemnified Party from the Seller Indemnitors Representative, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Buyer Indemnified Party and the payment of the fees and disbursements of such counsel as incurred. If Sellers do not elect to assume control of the defense of any such claims, Sellers shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that Sellers decline or fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Buyer Indemnified Party, in either case in a timely manner, then such Buyer Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and Sellers shall pay the reasonable fees and disbursements of such counsel upon receipt of an invoice; provided, however, that Sellers shall not be required to pay the fees and disbursements of more than one counsel for all Buyer Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the Buyer Indemnified Parties or Sellers, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Buyer Indemnified Parties or Sellers, as the case may be, shall at all times use reasonable efforts to keep Sellers or the Buyer Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action.

                      (ii) No Buyer Indemnified Party may settle or compromise
                  any claim or consent to the entry of any judgment with respect to which indemnification is being sought from Sellers under this Agreement without the prior written consent of each of the Sellers against whom indemnification is being sought, unless such settlement, compromise or consent includes an unconditional release of such Sellers from all liability arising out of such claim and does not contain any equitable order, judgment or term which affects, restrains or interferes with the business of such Sellers. Sellers shall not, without the prior written consent of Buyer, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the Buyer Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Buyer, any of the Buyer Indemnified Parties or any of their respective affiliates.

                      (iii) In the event that a Buyer Indemnified Party does
                  claim a right to payment pursuant to Section 7.2(a) of this Agreement, such Buyer Indemnified Party shall send written notice of such claim to each of the Management Sellers. Such notice shall specify the basis for such claim. As promptly as possible after the Buyer Indemnified Party has given such notice, such Buyer Indemnified Party and the Seller Indemnitors Representative, shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, Sellers shall deliver to the Buyer Indemnified Party an amount of cash in immediately available funds in either case in an amount sufficient to satisfy and discharge in full such claim as determined under this Agreement; provided, however, that if Sellers still hold any of the Harbinger Shares, Sellers shall satisfy such claim to the maximum extent possible by delivering to the Buyer Indemnified Party Harbinger Shares (valued for these purposes using the Average Closing Price (as defined in Section 1.2)) and paying any balance in cash.

         Section 7.3. Appointment of Management Sellers Indemnitors Representative. Each Management Seller constitutes and appoints Allan W. Gray, the "Management Seller Indemnitors Representative," as his true and lawful attorney-in-fact to act for and on behalf of such Management Seller in all matters arising out of this Article 7 and the liability or asserted liability of such Management Seller under Section 7.2(a), including specifically, but without limitation, accepting and agreeing to the liability of such Management Seller with respect to any indemnification claim for, objecting to any claim, disputing the liability of such Management Seller, or the amount of such liability, with respect to any claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any claim on behalf of such Management Seller or refusing to accept the same, settling and compromising the liability of such Management Seller hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Management Seller Indemnitors Representative shall deem appropriate in connection with any of the foregoing, all for the account of the Management Seller, such Management Seller agreeing to be fully bound by the acts, decisions and agreements of the Management Seller Indemnitor Representative taken and done pursuant to the authority herein granted. Each Management Seller hereby agrees to indemnify and to save and hold harmless the Management Seller Indemnitors Representative from any liability incurred by the Management Seller Indemnitors Representative based upon or arising out of any act, whether of omission or commission, of the Management Seller Indemnitors Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Management Seller Indemnitors Representative that constitute willful misconduct in the exercise by the Management Seller Indemnitors Representative of the authority herein granted. The death or incapacity of any Management Seller Indemnitors Representative shall terminate the authority and agency of the Management Seller Indemnitors Representative. In the event of the resignation of a Seller Indemnitor Representative, the resigning Management Seller Indemnitors Representative shall appoint a successor either from among the other Management Sellers or who shall otherwise be acceptable to Buyer and who shall agree in writing to accept such appointment, and the resigning Management Seller Indemnitors Representative's resignation shall not be effective until such a successor shall exist. If the Management Seller Indemnitor Representative is a natural person and if such Management Seller Indemnitors Representative should be or become incapacitated, them his successor shall be appointed within thirty
(30) days of his death or incapacity by a majority of the Management Sellers, and such successor either shall be a Management Seller or shall otherwise be acceptable to Buyer. The choice of a successor Management Seller Indemnitors Representative appointed in any manner permitted above shall be final and binding upon all of the Management Sellers. The decisions and actions of any successor Management Seller Indemnitors Representative shall be, for all purposes, those of a Management Seller Indemnitors Representative as if originally named herein.

         Section 7.4. Indemnification by Buyer.

                  (a) Subject to the other provisions of this Agreement, Buyer shall indemnify and hold harmless Sellers and, if applicable, their subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of their heirs, executors, successors and assigns (collectively, the "Seller Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                           (i) any breach of the representations, warranties, covenants or agreements made by Buyer in this Agreement which survives Closing pursuant to its terms or Section 7.1 of this Agreement;

                           (ii) any breach of the representations, warranties, covenants or agreements made by Buyer in any certificate, agreement, exhibit or schedule (the "Buyer Ancillary Documents") delivered by Buyer pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to its terms or Section 7.1 of this Agreement;

                           (iii) unless a breach of a representation or warranty
                  contained in Article 2, any claim arising from goods provided, services rendered or actions taken by the Company after the Closing Date or otherwise arising from the operations or business of the Company as conducted any time after the Closing Date

                           (iv) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by Buyer in any Buyer Ancillary Document. The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Seller Indemnified Parties described in this Paragraph 7.4(a) as to which the Seller Indemnified Parties are entitled to indemnification are referred to as "Seller Losses" in this Agreement.

                  (b) No Seller Indemnified Party is entitled to make any claim for indemnification under this Agreement after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, Buyer has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that the Seller Indemnified Party and Buyer shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

                  (c)      Indemnification Procedure.

                           (i) Promptly after receipt by a Seller Indemnified
                  Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Seller Indemnified Party shall notify Buyer of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify Buyer does not relieve Buyer from liability for such claim arising otherwise than under this Agreement and such failure to so notify Buyer does relieve Buyer from liability which Buyer may have under this Agreement with respect to such claim if, but only if, and only to the extent that, such failure to notify Buyer results in the forfeiture by Buyer or any of its subsidiaries of rights and defenses otherwise available to Buyer or any of its subsidiaries with respect to such claim.

                  Buyer will have the right, upon written notice to the Seller Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Seller Indemnified Party and the payment of the reasonable fees and disbursements of such counsel as incurred. If Buyer does not elect to assume control of the defense of any such claims, Buyer shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that Buyer declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Seller Indemnified Party, in either case in a timely manner, then such Seller Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and Buyer shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that Buyer is not required to pay the fees and disbursements of more than one counsel for all Seller Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the Seller Indemnified Parties or Buyer, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Seller Indemnified Parties or Buyer, as the case may be, shall at all times use reasonable efforts to keep Buyer or the Seller Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

                           (ii) No Seller Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from Buyer under this Agreement without the prior written consent of Buyer, unless such settlement, compromise or consent includes an unconditional release of Buyer and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Buyer, any of the Buyer Indemnified Parties or any of their respective affiliates. Buyer shall not, without the prior written consent of each of the Sellers, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the Seller Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of the Seller Indemnified Parties or any of their respective affiliates.

                           (iii) In the event that a Seller Indemnified Party
                  does claim a right to payment pursuant to this Agreement, such Seller Indemnified Party shall send written notice of such claim to Buyer and the other Principal. Such notice shall specify the basis for such claim. As promptly as possible after such Seller

                  Indemnified Party has given such notice, the Seller and Buyer shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, Buyer shall deliver an amount of Buyer Common Stock, valued for these purposes using the Average Closing Price (as defined in Section 1.2), to such Seller Indemnified Party as appropriate to satisfy such claim.

         Section 7.5. Liability Limits.

                  (a) Sellers shall only be liable for Buyer Losses arising under this Agreement solely to the extent that any such Buyer Losses exceed, in the aggregate, U.S. $30,000 (the "Seller Basket Amount"); provided, however, that Buyer Losses arising under or pursuant to paragraph 7.2(a)(i) of this Agreement shall not be subject to the Seller Basket Amount to the extent that they relate to Sellers' breach of their representations and warranties in
Section 2.4 or 3.3 of the Agreement.

                  (b) Buyer shall only be liable for Seller Losses arising under this Agreement solely to the extent that any such Seller Losses exceed, in the aggregate, U.S. $30,000 (the "Buyer Basket Amount").

                  (c) The indemnification obligations of each Management Seller under this Agreement shall not exceed in the aggregate an amount (the "General Seller's Cap Amount") equal to the sum of (i) the value, as of the Closing, of the Harbinger Shares issued to such Seller pursuant to this Agreement plus (ii) such Management Seller's Allocation Percentage (as defined in Section 7.2(a) hereof) multiplied by U.S. $310,350; provided, however, that Buyer Losses arising under or pursuant to Section 7.2(a)(i) to the extent that they relate to Management Seller's breach of its representations and warranties in Section 2.4 of this Agreement or arising from Management Seller's fraudulent conduct shall not be subject to the General Seller's Cap Amount and there shall be no limitation on the indemnification obligations of the Management Seller with respect to Buyer Losses arising thereunder.

                  (d) Buyer's indemnification obligations under this Agreement shall not exceed in the aggregate an amount equal to the value, as of the Closing, of the Harbinger Shares issued to the Sellers pursuant to this Agreement (the "Buyer Cap Amount").

                  (e) Once Buyer Losses exceed the Seller Basket Amount or Seller Losses exceed the Buyer Basket Amount, as the case may be, a breach for which a party is entitled to seek indemnification hereunder shall be deemed to occur upon the initial Buyer Loss or series of related Buyer Losses or Seller Loss or series of related Seller losses.

                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS

         Section 8.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service (with postage and other fees prepaid) as follows (or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing):

           To Buyer:                           Harbinger Corporation
                                               1055 Lenox Park Blvd.
                                               Atlanta, GA  30319-5309
                                               Attn: President
                                               with a copy to Loren Wimpfheimer, Esq.
                                               Director of Legal Affairs
                                               Telecopy No.: (404) 467-3476

           To Management Sellers:              c/o Allan W. Gray
                                               17 Durham Close, Westhoughton,
                                               Lancashire, BLS 2RP, England, U.K.
                                               Telecopy No.:  01942-814712

           with a copy to:                     Terry Montague, Esq.
                                               Berrymans Lace Mawer
                                               Castle Chambers
                                               43 Castle Street
                                               Liverpool L2 9SU, England, U.K.
                                               Telecopy No.:  0151-236-2585

           To Lancashire:                      Lancashire Enterprises Venture Fund
                                               Enterprise House
                                               17 Ribblesdale Place
                                               Preston PR1 3NA, England, U.K.
                                               Attn: Richard Bamford, Director of Investment
                                               Telecopy No.:  01772-880697

           with a copy to:                     John V. Gavan
                                               Laytons Solicitors
                                               DX 14382 Manchester
                                               LIX MAN012, England, U.K.
                                               Telecopy No.: 0161-834-6862

         Section 8.2. Seller and Buyer Knowledge. As used in this Agreement, the terms "the best knowledge of Sellers," "known to Sellers" or words of similar import used herein with respect to Seller shall mean the actual knowledge of any Seller, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. As used in this Agreement, the terms "to the best knowledge of the Buyer Executives," "known to the Buyer Executives" or words of similar import used herein with respect to Buyer shall mean the actual knowledge of any Buyer Executive, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. The "Buyer Executives" shall consist of Messrs. David T. Leach, Joel G. Katz and Loren B. Wimpfheimer.

         Section 8.3. Entire Agreement; Modifications and Amendments. This Agreement, the Schedules, the Exhibits and the Other Agreements constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written agreements. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto and no oral waiver to this sentence shall be valid. Whenever terms defined in this Agreement are used in any Exhibit or Schedule hereto, such terms shall have the meanings ascribed to them herein also ascribed to them in such Exhibit or Schedules unless they are otherwise defined in such Exhibit or Schedule. The term "Agreement" shall mean this instrument and all Exhibits and Schedules hereto and the words "herein," "hereof," "hereunder," "hereto," "hereby," and words of similar tenor shall refer to this instrument in its entirety including the Exhibits and Schedules hereto.

         Section 8.4. Assignment; Successors-in-Interest. No assignment or transfer by Buyer or Seller of their respective rights and obligations hereunder shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, but no assignment shall relieve any party of its obligations hereunder. Any reference hereto shall also be a reference to a permitted successor or assign.

         Section 8.5. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other gender.

         Section 8.6. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein for convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules and Exhibits are references to Schedules and Exhibits to this Agreement.

         Section 8.7. Controlling Law; Integration. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, U.S.A., without reference to Georgia's choice of law rules. The parties hereto hereby agree that any legal proceeding instituted with respect to this Agreement may be brought in Atlanta, Georgia, U.S.A. and the parties hereby submit to personal jurisdiction therein and agree that venue properly lies therein. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto.

         Section 8.8. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         Section 8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.10. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

         Section 8.11. Waiver. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 8.12. Fees and Expenses. Buyer shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel. At Closing, Buyer shall pay Company's and Sellers' fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of accountants and counsel for Company and Sellers, but such fees, costs and expenses shall not exceed in the aggregate the sum of U.S. $310,350. Any fees, costs and expenses of Company and/or Sellers in excess of such amount shall be paid by the Sellers.

         Section 8.13. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Buyer or Seller is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law, and then only after making a reasonable attempt to comply with the provisions of this Section).

         Section 8.14. Pooling of Interests. If any provision of this Agreement or the application of any such provision to any person or circumstance precludes the use of "pooling of interests" accounting treatment in connection with the Purchase Agreement, then such provision shall be of no force and effect to the extent, and solely to the extent necessary to preserve such accounting treatment pursuant to the Purchase Agreement, and in that event, the remainder of this

Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the purchase pursuant to the Purchase Agreement to be treated as a "pooling of interests" for accounting purposes.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                                     "BUYER":

                                     HARBINGER CORPORATION

                                     By: /s/ Theodore E. Ciochon
                                         --------------------------------------
                                         Theodore E. Ciochon, Vice President

                                     "SELLERS":

                                     Lancashire Enterprises Venture Fund

                                     By: Lancashire Enterprises General Partner
                                         Limited

                                         By: /s/ Richard Bamford
                                         --------------------------------------
                                         Title:   Director of Investment

                                     /s/ Philip J. Bird
                                     ------------------------------------------
                                     Philip J. Bird

                                     /s/ Allan W. Gray
                                     ------------------------------------------
                                     Allan W. Gray

                                     /s/ Tom P. C. Reynolds
                                     ------------------------------------------
                                     Tom P.C. Reynolds

                                     /s/ C.G. Summers
                                     ------------------------------------------
                                     C.G. Summers

                                                                  EXECUTION COPY

                                                         TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1. SALE OF SHARE CAPITAL; CLOSING.........................................................................1

SECTION 1.1. PURCHASE AND SALE....................................................................................1
SECTION 1.2. PURCHASE PRICE.......................................................................................2
SECTION 1.3. DEPOSIT OF SHARES IN ESCROW..........................................................................2
SECTION 1.4. CLOSING..............................................................................................2
SECTION 1.5. FURTHER ASSURANCES...................................................................................2
SECTION 1.6. FRACTIONAL SHARES....................................................................................2

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF COMPANY AND MANAGEMENT
SELLERS...........................................................................................................3

SECTION 2.1. ORGANIZATION.........................................................................................3
SECTION 2.2. AUTHORIZATION........................................................................................3
SECTION 2.3. ABSENCE OF RESTRICTIONS AND CONFLICTS................................................................3
SECTION 2.4. CAPITALIZATION.......................................................................................4
SECTION 2.5. SUBSIDIARIES.........................................................................................5
SECTION 2.6. FINANCIAL STATEMENTS.................................................................................5
SECTION 2.7. ABSENCE OF CERTAIN CHANGES...........................................................................6
SECTION 2.8. LEGAL PROCEEDINGS....................................................................................7
SECTION 2.9. COMPLIANCE WITH LAW..................................................................................7
SECTION 2.10. MATERIAL CONTRACTS..................................................................................7
SECTION 2.11. COMPANY CLIENT CONTRACTS............................................................................9
SECTION 2.12. TAX RETURNS; TAXES..................................................................................9
SECTION 2.13. OFFICERS, DIRECTORS AND EMPLOYEES..................................................................10
SECTION 2.14. EMPLOYEE BENEFIT PLANS.............................................................................11
SECTION 2.15. EMPLOYMENT TAXES...................................................................................13
SECTION 2.16. LABOR RELATIONS....................................................................................13
SECTION 2.17. INSURANCE..........................................................................................14
SECTION 2.18. TITLE TO PROPERTIES AND RELATED MATTERS............................................................14
SECTION 2.19. ENVIRONMENTAL MATTERS..............................................................................15
SECTION 2.20. PATENTS, TRADEMARKS, TRADE NAMES...................................................................15
SECTION 2.21. COMPANY COMPUTER SOFTWARE AND HARDWARE.............................................................16
SECTION 2.22. TRANSACTIONS WITH AFFILIATES.......................................................................18
SECTION 2.23. CUSTOMERS..........................................................................................19
SECTION 2.24. BROKERS, FINDERS AND INVESTMENT BANKERS............................................................19
SECTION 2.25. DISCLOSURE.........................................................................................19
SECTION 2.26. REQUIREMENTS OF SECURITIES LAWS....................................................................19
SECTION 2.27. GOVERNMENT GRANTS..................................................................................23

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF LANCASHIRE.........................................................23

SECTION 3.1. ORGANIZATION........................................................................................23
SECTION 3.2. AUTHORIZATION.......................................................................................23
SECTION 3.3. OWNERSHIP OF SHARES.................................................................................23
SECTION 3.4. NO GOVERNMENTAL CONSENTS REQUIRED...................................................................24
SECTION 3.5. REQUIREMENTS OF SECURITIES LAWS.....................................................................24

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................27

SECTION 4.1. ORGANIZATION........................................................................................28
SECTION 4.2. AUTHORIZATION.......................................................................................28

SECTION 4.3. ABSENCE OF RESTRICTIONS AND CONFLICTS...............................................................28
SECTION 4.4. CAPITALIZATION OF BUYER.............................................................................28
SECTION 4.5. BUYER COMMISSION REPORTS............................................................................29
SECTION 4.6. ABSENCE OF CERTAIN CHANGES..........................................................................29
SECTION 4.7. BROKERS, FINDERS AND INVESTMENT BANKERS.............................................................29
SECTION 4.8. DISCLOSURE..........................................................................................30

ARTICLE 5. POST-CLOSING COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER AND
BUYER............................................................................................................30

SECTION 5.1. CONFIDENTIALITY.....................................................................................30
SECTION 5.2. EMPLOYEES...........................................................................................30
SECTION 5.3. REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION.................................................30
SECTION 5.4. NONCOMPETE AND NONSOLICITATION......................................................................30
SECTION 5.5.  NOTIFICATION.......................................................................................31

ARTICLE 6. DELIVERIES AT CLOSING.................................................................................31

SECTION 6.1. DELIVERIES BY SELLER................................................................................31
SECTION 6.2. DELIVERIES BY BUYER.................................................................................32

ARTICLE 7. SURVIVAL OF REPRESENTATIONS AND  WARRANTIES AND INDEMNIFICATION.......................................32

SECTION 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................................32
SECTION 7.2. INDEMNIFICATION BY THE MANAGEMENT SELLERS...........................................................33
SECTION 7.3. APPOINTMENT OF MANAGEMENT SELLERS INDEMNITORS REPRESENTATIVE........................................35
SECTION 7.4. INDEMNIFICATION BY BUYER............................................................................36
SECTION 7.5. LIABILITY LIMITS....................................................................................39

ARTICLE 8. MISCELLANEOUS PROVISIONS..............................................................................39

SECTION 8.1. NOTICES.............................................................................................39
SECTION 8.2. SELLER AND BUYER KNOWLEDGE..........................................................................40
SECTION 8.3. ENTIRE AGREEMENT; MODIFICATIONS AND AMENDMENTS......................................................41
SECTION 8.4. ASSIGNMENT; SUCCESSORS-IN-INTEREST..................................................................41
SECTION 8.5. NUMBER; GENDER......................................................................................41
SECTION 8.6. CAPTIONS............................................................................................41
SECTION 8.7. CONTROLLING LAW; INTEGRATION........................................................................41
SECTION 8.8. SEVERABILITY........................................................................................42
SECTION 8.9. COUNTERPARTS........................................................................................42
SECTION 8.10. ENFORCEMENT OF CERTAIN RIGHTS......................................................................42
SECTION 8.11.  WAIVER............................................................................................42
SECTION 8.12. FEES AND EXPENSES..................................................................................42
SECTION 8.13. PUBLIC ANNOUNCEMENTS...............................................................................42
SECTION 8.14. POOLING OF INTERESTS...............................................................................42

                                                                  EXECUTION COPY

EXHIBITS

Exhibit A         Manner of Issuance of Harbinger Shares
Exhibit B         Escrow Agreement
Exhibit C         Seller Disclosure Letter
Exhibit D         Lancashire Disclosure Letter
Exhibit E         Buyer Disclosure Letter
Exhibit F         Resigning Officers and Directors
Exhibit G         [Reserved]
Exhibit H         Noncompetition Agreement
Exhibit I         Affiliate's Agreement
Exhibit J         [Reserved]
Exhibit K         Registration Rights Agreement